UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 14, 2008

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Deutsche Bank Trust Company Americas Trust & Securities Services — GDS 60 Wall Street 27th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(615) 835-2749

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

On January 11, 2008, Mesabi Trust issued a press release announcing a cash distribution of fifty-one and one-half cents ($0.515) per Unit of Beneficial Interest of Mesabi Trust.  The distribution is payable on February 20, 2008 to Mesabi Trust Unitholders of record at the close of business on January 30, 2008.  A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01           Financial Statements and Exhibits.

(c)               Exhibits

99.1                                       Press release, dated January 11, 2008.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABI TRUST

	By:	/s/ Rodney Gaughan
Rodney Gaughan
Vice President
Deutsche Bank National Trust Company
For Deutsche Bank Trust Company Americas

Dated:	January 14, 2008

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Exhibit 99.1

MESABI TRUST PRESS RELEASE

New York, New York

January 11, 2008

The Trustees of Mesabi Trust (NYSE: MSB) declared a distribution of fifty-one and one-half cents ($0.515) per Unit of Beneficial Interest payable on February 20, 2008 to Mesabi Trust Unitholders of record at the close of business on January 30, 2008.  This compares to a distribution of thirty-one and one-half cents ($0.315) per Unit for the same period last year.

The increase in the distribution of twenty cents ($0.20) per Unit as compared to the same quarter last year is due to significantly higher shipments of iron ore pellets during the fourth calendar quarter of 2007.  The Trust receives royalties based on the volume of shipments and the selling prices of iron ore pellets shipped by Northshore Mining Company (“Northshore”), the lessee/operator of the Mesabi Trust lands.  Although iron ore pellet prices realized by Northshore with respect to pellets shipped from Mesabi Trust lands were, on average, approximately 3.7 %  lower during the fourth calendar quarter of 2007 as compared to the fourth quarter of 2006, the total shipments of iron ore pellets credited to the Trust in the fourth quarter of 2007 increased from 764,807 gross tons in the fourth quarter of 2006 to 1,330,068 gross tons in the fourth quarter of 2007, an increase of 74%.  The distribution announced today also reflects certain negative adjustments to royalties paid to the Trust in the second and third calendar quarters of 2007, as discussed more fully below.

The total royalty payment expected to be received by Mesabi Trust on January 31, 2008 is $6,926,765 (which includes the fee royalty expected to be received by the Mesabi Land Trust).  With respect to shipments of iron ore during the fourth calendar quarter of 2007, Mesabi Trust was credited with a base royalty of $4,414,438 and a bonus royalty of $2,471,020.  These base royalty and bonus royalty amounts were decreased by an aggregate of $93,401, representing negative adjustments of $47,204 and $46,197 respectively, to base royalty and bonus royalty amounts credited to the Trust during the second and third calendar quarters of 2007, which adjustments resulted primarily from changes in the prices of iron ore pellets shipped under supply agreements between Northshore, Northshore’s parent Cleveland-Cliffs Inc (“CCI”) and certain of their customers (the “CCI Pellet Agreements”).

As previously disclosed by Mesabi Trust, the prices under the CCI Pellet Agreements are subject to interim and final pricing adjustments, dependent in part on multiple price and inflation index factors that are not known until after the end of a contract year.  This can result in significant and frequent variations in royalties received by Mesabi Trust (and in turn the resulting amount available for distribution to Unitholders by the Trust) from quarter to quarter and on a comparative historical basis.  As described above, the royalty payment attributable to the fourth calendar quarter of 2007 (and thus the distribution announced today) was decreased as a result of negative adjustments to royalty payments previously received by Mesabi Trust due to changes in the estimated selling prices of iron ore pellets under the CCI Pellet Agreements and Northshore’s previous estimate of shipments attributed to Mesabi Trust.  Royalty payments received by the Trust in 2005, 2006 and 2007 continue to reflect pricing estimates for shipments of iron ore products that may be subject to further adjustment (upward or downward) in accordance with the CCI Pellet Agreements.  CCI has not provided the Mesabi Trustees with any projections about possible pricing (and resulting royalty) adjustments that might impact future distributions, although CCI did indicate that the royalty payments being reported today are based on estimated iron ore pellet prices under CCI Pellet Agreements that are subject to change.

The volume of shipments of iron ore pellets by Northshore varies from quarter to quarter and year to year based on a number of factors, including weather conditions on the Great Lakes, the requested delivery schedules of customers and general economic conditions in the iron ore industry.  The royalties paid to the Trust are dependent on the volume of shipments of iron ore pellets for the quarter and the year to date, the pricing of the iron ore product sales and the percentage of iron ore pellet shipments from Mesabi Trust lands rather than from other lands. The volume of actual shipments of iron ore products in any particular quarter is not necessarily indicative of the level of shipments in subsequent quarters. Northshore has not provided the Mesabi Trustees with a forecast of the volume of shipments of iron ore pellets in 2008.

This press release contains certain forward-looking statements with respect to iron ore pellet production, iron ore pricing, shipments by Northshore in 2008, royalty (including bonus royalty) amounts and adjustments to pricing, which statements are intended to be made under the safe harbor protections of the Private Securities Litigation Reform Act of 1995, as amended.  Actual production, prices and shipments of iron ore pellets, as well as actual royalty levels (including bonus royalties) could differ materially from current expectations due to inherent risks such as general and industry economic trends, uncertainties arising from war, terrorist events and other global events, higher or lower demand for steel and iron ore, higher imports of steel and iron ore substitutes, processing difficulties, consolidation and restructuring in the domestic steel market, indexing features in CCI Pellet Agreements resulting in adjustments to royalties payable to the Trust or other factors.  Further, substantial portions of royalties earned by Mesabi Trust are based on estimated prices that are subject to interim and final adjustments, which can be positive or negative, and are dependent in part on multiple price and inflation index factors under agreements to which the Trust is not a party and that are not known until after the end of a contract year.  Although the Mesabi Trustees believe that any such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties, which could cause actual results to differ materially.

Contact:                                                   Mesabi Trust SHR Unit

                                                                                                Deutsche Bank Trust Company Americas

                                                                                                615-835-2749